Exhibit 99.1

AMWELL® ANNOUNCES RESULTS FOR Fourth QUARTER AND FULL YEAR 2025

BOSTON, Feb. 12, 2026 –Amwell® (NYSE: AMWL), a leading provider of a comprehensive SaaS-based technology-enabled healthcare platform, today announced financial results for the fourth quarter and full year ended Dec. 31, 2025.

"In 2025, we sharpened our focus on our Technology Enabled Care platform, which addresses clear and urgent unmet needs across Government, Payer, and Health System clients. Our infrastructure enables clients to effectively deploy Amwell's clinical programs alongside a growing ecosystem of third-party, AI-powered clinical programs—reducing costs, improving outcomes, and transforming the care experience," said Dr. Ido Schoenberg, Chairman and CEO of Amwell. "This focus allowed us to transform our cost base, elevate our revenue quality, and achieve strong market validation through numerous contract renewals and new client wins. Amwell is now well-positioned to reach our goal of cash flow breakeven in the fourth quarter of this year."

Amwell Fourth Quarter 2025 Highlights:

•
Recorded Total Revenue of $55.3 million exceeding the previously provided financial guidance from Q3
o
Achieved subscription revenue of $28.8 million
o
Recorded Amwell Medical Group (“AMG”) visit revenue of $23.7 million
•
Reported gross margin of 51%
•
Net loss was ($25.2) million, compared to ($31.9) million in third quarter of 2025
•
Adjusted EBITDA of ($10.3) million compared to ($12.7) million in the third quarter of 2025
•
Total visits were 1.0 million;

Full Year 2025 Financial Highlights:

•
Recorded Total Revenue of $249.3 million
o
Achieved subscription revenue of $132.4 million
o
Recorded AMG visit revenue of $94.3 million
•
Reported gross margin of 53%
•
Net loss was ($95.0) million compared to ($212.6) million in 2024
•
Adjusted EBITDA of ($39.9) million compared to ($134.4) million in 2024
•
Total visits were 4.5 million
•
Cash and short-term securities as of year-end were approximately $182.3 million.

Financial Outlook

The company provided 2026 financial guidance calls for:

•
Revenue in the range of $195 to $205 million
•
AMG visits between 1.32 and 1.37 million
•
Adjusted EBITDA in the range of between ($24) million to ($18) million.

The company also provided financial guidance for Q1 2026 Revenue and adjusted EBITDA:

•
Q1 revenue in the range of $48- $53 million
•
Q1 adjusted EBITDA in the range of ($7) – ($5) million.

The Company also communicated its objective to achieve positive cash flow from operations the fourth quarter of 2026.

Amwell will host a conference call to discuss its financial results today at 5 p.m. ET, Feb. 12. The call can be accessed via a live audio webcast at https://edge.media-server.com/mmc/p/7o2zjx2o/. A webcast replay will be available for approximately 90 days at investors.amwell.com.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

About Amwell

Amwell offers payers and health systems a single, comprehensive, technology-enabled care platform. We use technology to provide patients with better access to more convenient, affordable and effective care. The Amwell platform includes software and services that power many clinical programs from Amwell and our growing number of partners. Our platform allows patients to experience unified, personalized and simple access to diversified clinical programs across the care continuum. As more people seek care online and more clinical programs become available, we offer integrated, future-ready, consistent solutions. The Amwell platform is proven, operating at a large scale, enabling care for millions of patients and their sponsors while delivering dependable outcomes. For almost two decades, Amwell has proudly served some of the largest and most sophisticated healthcare organizations in the U.S. . For more information, visit business.amwell.com or LinkedIn.

©2026American Well Corporation. All rights reserved. Amwell®, SilverCloud®, Amwell PlatformTM, Amwell Converge ®, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to successfully transition our clients to our current platform without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond July 2026 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; our ability to commence and complete and strategic transformation initiatives and the impact of such initiatives; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media: Press@amwell.com

Investors:

Asher Dewhurst

amwell@icrhealthcare.com

AMERICAN WELL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$182,328	$228,316
Accounts receivable ($955 and $616, from related parties and net of allowances of $9,463 and $7,236, respectively)	49,693	71,885
Inventories	1,187	2,858
Deferred contract acquisition costs	2,660	2,513
Prepaid expenses and other current assets	10,813	11,421
Total current assets	246,681	316,993
Restricted cash	795	795
Property and equipment, net	225	376
Intangible assets, net	66,073	101,538
Operating lease right-of-use asset	3,930	7,203
Deferred contract acquisition costs, net of current portion	4,459	5,350
Other assets	1,624	2,213
Investment in minority owned joint venture	—	1,500
Total assets	$323,787	$435,968
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,649	$5,015
Accrued expenses and other current liabilities	45,308	49,326
Operating lease liability, current	3,632	3,690
Deferred revenue ($113 and $198 from related parties, respectively)	22,625	53,232
Total current liabilities	73,214	111,263
Other long-term liabilities	1,075	1,170
Operating lease liability, net of current portion	892	4,511
Deferred revenue, net of current portion ($0 and $10 from related parties, respectively)	818	2,780
Total liabilities	75,999	119,724
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of December 31, 2025 and as of December 31, 2024	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 14,782,788 and 13,922,877 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 1,369,518 shares issued and outstanding; 200,000,000 Class C shares authorized 277,777 issued and outstanding as of December 31, 2025 and as of December 31, 2024	165	156
Additional paid-in capital	2,309,145	2,286,380
Accumulated other comprehensive income (loss)	(12,099)	(15,840)
Accumulated deficit	(2,061,628)	(1,965,924)
Total American Well Corporation stockholders’ equity	235,583	304,772
Non-controlling interest	12,205	11,472
Total stockholders’ equity	247,788	316,244
Total liabilities and stockholders’ equity	$323,787	$435,968

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended December 31	Years Ended December 31,
	2025	2024	2025	2024
Revenue	$ 55,308	$ 71,006	$ 249,325	$ 254,364
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	26,971	36,613	116,467	155,412
Research and development	13,940	18,782	72,861	86,065
Sales and marketing	9,093	15,389	43,265	76,272
General and administrative	21,962	34,770	88,045	121,174
Depreciation and amortization expense	8,494	8,208	33,961	32,975
Total costs and operating expenses	80,460	113,762	354,599	471,898
Loss from operations	(25,152)	(42,756)	(105,274)	(217,534)
Interest income and other income (expense), net	(368)	423	3,803	10,757
Gain on divestiture	(79)	—	8,634	—
Loss before benefit (expense) from income taxes and loss from equity method investment	(25,599)	(42,333)	(92,837)	(206,777)
Benefit (expense) from income taxes	626	(1,528)	(434)	(2,751)
Loss from equity method investment	(196)	(708)	(1,696)	(3,110)
Net loss	(25,169)	(44,569)	(94,967)	(212,638)
Net (loss) income attributable to non-controlling interest	(247)	(1,915)	733	(4,495)
Net loss attributable to American Well Corporation	$ (24,922)	$ (42,654)	$ (95,700)	$ (208,143)
Net loss per share attributable to common stockholders, basic and diluted	$ (1.52)	$ (2.77)	$ (5.96)	$ (13.88)
Weighted-average common shares outstanding, basic and diluted	16,399,922	15,400,531	16,047,452	14,999,590

AMERICAN WELL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net loss	$(94,967)	$(212,638)	$(679,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	—	—	436,479
Investment impairment	1,000	—	—
Depreciation and amortization expense	33,960	32,973	31,512
Provisions for credit losses	2,744	7,090	1,057
Inventory provisions	500	1,893	—
Net gain on divestiture	(8,634)	—	—
Amortization of deferred contract acquisition costs	2,623	2,457	2,261
Amortization of deferred contract fulfillment costs	1,020	459	432
Accretion of discounts on debt securities	—	—	(10,010)
Interest on debt securities	—	—	10,010
Stock-based compensation expense	22,010	47,542	72,246
Loss on equity method investment	1,696	3,110	2,590
Deferred income taxes	(1,110)	(243)	(242)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	12,220	(25,012)	3,248
Inventories	1,171	1,901	2,085
Deferred contract acquisition costs	(1,800)	(3,287)	(4,499)
Prepaid expenses and other current assets	871	2,601	4,694
Other assets	779	(217)	(76)
Accounts payable	(3,418)	159	(2,361)
Accrued expenses and other current liabilities	(3,642)	10,118	(15,139)
Deferred revenue	(32,976)	3,756	(3,459)
Net cash used in operating activities	(65,953)	(127,338)	(148,343)
Cash flows from investing activities:
Purchases of property and equipment	(21)	(119)	(192)
Capitalized software development costs	—	(15,103)	(15,056)
Investment in less than majority owned joint venture	(196)	(3,430)	(3,920)
Net proceeds from divestiture	18,321	—	—
Purchases of investments	(1,000)	—	(389,990)
Proceeds from sales and maturities of investments	—	—	389,990
Net cash provided by (used in) investing activities	17,104	(18,652)	(19,168)
Cash flows from financing activities:
Proceeds from exercise of common stock options	—	—	569
Proceeds from employee stock purchase plan	844	1,384	2,164
Payments for the purchase of treasury stock	(4)	(3)	(586)
Net cash provided by financing activities	840	1,381	2,147
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	2,021	887	(1,144)
Net decrease in cash, cash equivalents, and restricted cash	(45,988)	(143,722)	(166,508)
Cash, cash equivalents, and restricted cash at beginning of period	229,111	372,833	539,341
Cash, cash equivalents, and restricted cash at end of period	$183,123	$229,111	$372,833
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	182,328	228,316	372,038
Restricted cash	795	795	795
Total cash, cash equivalents, and restricted cash at end of period	$183,123	$229,111	$372,833
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,969	$4,105	$5,003

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) gain on divestiture, (v) stock-based compensation expense, (vi) severance and strategic transformation costs and (vii) capitalized software costs.

We believe adjusted EBITDA is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three months and year ended December 31, 2025 and 2024 and the three months ended September 30, 2025:

	Three Months Ended December 31		Years Ended December 31,		Three Months Ended September 2025
(in thousands)	2025	2024	2025	2024
Net loss	$ (25,169)	$ (44,569)	$ (94,967)	$ (212,638)	$ (31,911)
Add:
Depreciation and amortization	8,494	8,208	33,961	32,975	9,443
Interest and other income, net	368	(423)	(3,803)	(10,757)	(638)
Gain on divestiture(2)	79	—	(8,634)	—	2,000
Benefit (expense) from income taxes	(626)	1,528	434	2,751	1,217
Stock-based compensation	4,555	10,840	21,930	47,505	4,027
Severance and strategic transformation costs(1)	2,004	4,071	11,203	20,892	3,193
Capitalized software development costs	—	(2,412)	—	(15,102)	—
Adjusted EBITDA	$ (10,295)	$ (22,757)	$ (39,876)	$ (134,374)	$ (12,669)

(1)
Severance and strategic transformation costs include expenses associated with the termination of employees and expenses that focus on transforming the strategy of the Company’s sales and growth organization as well as our overall cost structure.
(2)
Gain on divestiture is related to the gain recognized on the sale of our APC business.